COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, DISCIPLINED STOCK
PORTFOLIO AND THE STANDARD & POOR'S 500 COMPOSITE
STOCK PRICE INDEX

EXHIBIT A:


               STANDARD           DREYFUS VARIABLE
             & POOR'S 500         INVESTMENT FUND,
PERIOD     COMPOSITE STOCK           DISCIPLINED
            PRICE INDEX *          STOCK PORTFOLIO

4/30/96                 10,000               10,000
6/30/96                 10,297               10,512
9/30/96                 10,615               10,824
12/31/96                11,499               11,886



* Source: Lipper Analytical Services, Inc.